EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement on Form S-8 (Registration No. 333-144577) of Pure Biofuels Corp. of our report dated March 19, 2007, with respect to the consolidated financial statements of Pure Biofuels Corp. as of December 31, 2006 and for the period from May 10, 2006 (date of inception) to December 31, 2006, which report appears in the December 31, 2007 annual report on Form 10-K of Pure Biofuels Corp.

/s/ DALE MATHESON CARR-HILTON LABONTE LLP

Vancouver, Canada
April 14, 2008